BMC Industries, Inc.
Vision-Ease Lens, Inc.
7000 Sunwood Drive NW
Ramsey, MN 55303
Web site: www.bmcind.com

NEWS RELEASE

CONTACT:	INVESTOR RELATIONS	(PINK SHEETS: BMMI)
	(763) 506-9049	FOR IMMEDIATE RELEASE

BMC INDUSTRIES COMPLETES SALE OF VISION-EASE LENS ASSETS

RAMSEY, Minn., November 3, 2004 - BMC Industries, Inc. (Pink Sheets: BMMI), today announced that it has completed the sale of substantially all of the assets of its Vision-Ease Lens business, including certain foreign subsidiaries, to Insight Equity A.P. X, LP ("Insight Equity"), a Texas-based limited partnership.

BMC announced on June 23, 2004, that the company and its domestic subsidiaries had filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Minnesota, and that BMC had reached an agreement to sell selected assets of the Vision-Ease Lens business to Insight Equity.  The court-supervised auction under Section 363 of the U.S. Bankruptcy Code occurred on August 23, 2004, with the court giving approval to move forward with the sale to Insight Equity, subject to certain closing conditions.  Insight Equity A.P. X, LP is now operating as "Vision-Ease Lens."

"We are pleased to have completed the sale of Vision-Ease," stated Douglas C. Hepper, chief executive officer.  "With the support of new investors and appropriate capital, our efforts to build the Vision-Ease Lens business will accelerate."

"We are excited about our new investment in Vision-Ease Lens," said Ted Beneski, CEO and Managing Partner of Insight Equity Partners, LP.  "Vision-Ease has a strong stable of patented products and processes, an experienced management team and strong relationships with its customers and suppliers, which we and our partner The Rosewood Corporation look forward to building on in the years ahead."

As previously announced, BMC will use the net proceeds from the sale of the Vision-Ease Lens assets to repay a portion of the outstanding indebtedness under its senior secured credit facility.  The remaining bankruptcy estates of BMC Industries, Inc., Vision-Ease Lens, Inc., and Buckbee-Mears Medical Technologies, LLC will continue to be managed until the reorganization of these companies has been completed.

For more information on documents filed in connection with these bankruptcy proceedings, please go to www.mnb.uscourts.gov.

Safe Harbor for Forward-Looking Statements

Certain statements made in this news release that are not statements of historical fact are intended to be, and are hereby identified as "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.   Without limiting the foregoing, words such as "expect," "anticipate," "believe," "project," "intend" and other words of similar expression are meant to identify Forward-Looking Statements. The company cautions readers that such statements are subject to a number of risks and uncertainties that could cause actual results or outcomes to differ materially from those projected, including, among other factors: our common stock will be cancelled and almost certainly has no remaining value, which should be considered by anyone contemplating the purchase of our common stock; the ability to successfully complete a plan of reorganization; our ability to obtain remaining necessary Bankruptcy Court approvals and to obtain the support of all required stakeholders of the company for a  plan of reorganization; our ability to offset the negative effects that the filing for reorganization under Chapter 11 has had, or may have, on our business, management, employees, results of operations and liquidity, including constraints placed on available capital; our ability to obtain and maintain adequate terms with vendors and service providers and to maintain contracts that are critical to our operations; and adverse changes in general economic and competitive conditions and other business uncertainties, including factors discussed in more detail in BMC's previous filings with the Securities and Exchange Commission. Statements in this news release speak only as of the date when made and BMC undertakes no obligation to update such statements to reflect events occurring after the date of this news release.

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